Exhibit 99.1

FOR IMMEDIATE RELEASE October 17, 2023

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports third quarter 2023 EPS of $1.12

GULFPORT, Miss. (October 17, 2023) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2023. Net income for the third quarter of 2023 totaled $97.7 million, or $1.12 per diluted common share (EPS), compared to $117.8 million, or $1.35 per diluted common share, in the second quarter of 2023. The company reported net income for the third quarter of 2022 of $135.4 million, or $1.55 per diluted common share.

Third Quarter 2023 Highlights

•
3Q23 net income impacted by “idiosyncratic” charge-off of $29.7 million
•
Pre-provision net revenue (PPNR) totaled $153.4 million, compared to $157.8 million in 2Q23
•
Deposits increased $277 million, or 4% LQA
•
Loan growth of $194 million, or 3% LQA
•
Criticized commercial loans and nonaccrual loans remain at low levels
•
ACL coverage remained solid at 1.40%
•
NIM 3.27%, compared to 3.30% in 2Q23
•
CET1 ratio estimated at 12.04%, up 21 bps linked-quarter; TCE ratio 7.34%, compared to 7.50% in 2Q23
•
Efficiency ratio 56.38%

“Third quarter of 2023 results reflect the continued strength and stability of our Company,” said John M. Hairston, President & CEO. “Despite the ongoing challenges in today’s operating environment, we were able to fully fund loan growth with client deposit growth. Our NIM compression moderated this quarter as deposit betas slowed despite the continued remix of DDAs, our funding mix improved, and we reported an improved earning asset yield. Aside from the previously disclosed idiosyncratic charge-off, our problem credit metrics remain at historically low levels and we do not see any broad weaknesses in our loan portfolio. We continue to control expenses and are focused on growing fee income. We maintained a robust ACL to loans of 1.40% and our capital remains solid with estimated tier 1 leverage ratio above 10% and tier 1 common equity above 12%. We remain well capitalized including all unrealized losses in our portfolio. As we celebrate Hancock Whitney Founders Month, we are exceptionally proud of the efforts of our team in continuing our 124-year legacy and in our commitment to the people and communities we serve.”

Loans

Total loans were $24.0 billion at September 30, 2023, up $193.8 million, or 1%, from June 30, 2023. One-time close products drove the increase in mortgage loans, which convert from construction and development loans to permanent mortgages at construction completion. CRE-income producing loans increased this quarter related to completed multifamily construction projects, which converted from construction and development loans to permanent CRE-income producing at construction completion, and slowing loan prepayments.

Average loans totaled $23.8 billion for the third quarter of 2023, up $175.7 million, or 1%, linked-quarter. Management expects 2023 period-end loan growth to be in the range of low- to mid-single digits compared to year-end 2022.

Deposits

Total deposits at September 30, 2023 were $30.3 billion, up $276.8 million, or 1%, from June 30, 2023. The growth in deposits was primarily due to an increase of interest-bearing transaction and savings deposits mostly due to competitive rates offered and an increase in time deposits related to a shift from DDA deposits, offset by a decrease in noninterest bearing DDAs and a decrease in interest-bearing public funds related to seasonal activity.

DDAs totaled $11.6 billion at September 30, 2023, down $545.4 million, or 4%, from June 30, 2023 and comprised 38% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $10.7 billion at the end of the third quarter of 2023, an increase of $229.4 million, or 2%, linked-quarter. Compared to June 30, 2023, retail time deposits of $4.0 billion were up $670.3 million, or 20%, and brokered deposits were $1.2 billion, virtually unchanged compared to the prior quarter. Interest-bearing public fund deposits decreased $72.2 million, or 2%, linked-quarter, ending September 30, 2023 at $2.9 billion.

Average deposits for the third quarter of 2023 were $29.8 billion, up $384.3 million, or 1%, linked-quarter. Management expects 2023 period-end deposit level growth to be flat to low single digits compared to year-end 2022.

Asset Quality

The total allowance for credit losses (ACL) was $335.9 million at September 30, 2023, down $9.8 million, or 3%, from June 30, 2023. During the third quarter of 2023, the company recorded a provision for credit losses of $28.5 million, compared to a provision for credit losses of $7.6 million in the second quarter of 2023. There were $38.3 million of net charge-offs in the third quarter of 2023, or 0.64% of average total loans on an annualized basis, compared to net charge-offs of $3.4 million, or 0.06% of average total loans in the second quarter of 2023. The ratio of ACL to period-end loans was 1.40% at September 30, 2023, compared to 1.45% at June 30, 2023.

Criticized commercial loans and nonaccrual loans remained at low levels at September 30, 2023. Criticized commercial loans totaled $275.1 million, or 1.46% of total commercial loans, at September 30, 2023, compared to $302.2 million, or 1.62% of total commercial loans at June 30, 2023. Nonaccrual loans totaled $60.3 million, or 0.25% of total loans, at September 30, 2023, compared to $78.2 million, or 0.33% of total loans, at June 30, 2023. ORE and foreclosed assets were $4.5 million, up $2.4 million, linked-quarter.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the third quarter of 2023 was $272.1 million, a decrease of $4.7 million, or 2%, from the second quarter of 2023. The net interest margin (NIM) (TE) was 3.27% in the third quarter of 2023, down 3 bps linked-quarter. A change in the mix of earning assets and loan yields (+16 bps) and decreased short term borrowing costs (+5 bps) led to a 21 basis point improvement in the NIM, offset by the impact of deposit remix and rates (-24 bps). Additional NIM detail and guidance is included in the third quarter of 2023 earnings investor deck.

Average earning assets were $33.1 billion for the third quarter of 2023, down $482.3 million, or 1%, from the second quarter of 2023.

Noninterest Income

Noninterest income totaled $86.0 million for the third quarter of 2023, up $2.8 million, or 3%, from the second quarter of 2023.

Service charges on deposits were up $0.8 million, or 4%, from the second quarter of 2023. The increase was primarily related to higher account activity. Bank card and ATM fees were down $0.4 million, or 2%, from the second quarter of 2023.

Investment and annuity income and insurance fees were up $0.3 million, or 3%, linked-quarter. Trust fees were down $0.8 million, or 5% linked-quarter, related to 2Q23 seasonal tax accounting fees. Fees from secondary mortgage operations totaled $2.6 million for the third quarter of 2023, up $0.3 million, or 13%, linked-quarter.

Other noninterest income totaled $15.4 million, up $2.6 million, or 20%, from the second quarter of 2023. The increase in other noninterest income was primarily related to increased FHLB dividends, SBIC income and loan-related fee income from specialty lines of business.

Noninterest Expense & Taxes

Noninterest expense totaled $204.7 million, up $2.6 million, or 1% linked-quarter.

Personnel expense totaled $116.3 million in the third quarter of 2023, up $1.4 million, or 1%, linked-quarter. The increase was primarily related to a reduction in the amount of personnel expense deferred (FAS 91) due to lower loan originations. Net occupancy and equipment expense totaled $18.2 million in the third quarter of 2023, up $0.5 million, or 3%, from the second quarter of 2023. Amortization of intangibles totaled $2.8 million for the third quarter of 2023, down $0.1 million, or 5%, linked-quarter.

ORE and other foreclosed assets gains exceeded expenses by less than $0.1 million in the third quarter of 2023, compared to a gain of $0.3 million in the second quarter of 2023.

Other expense totaled $67.4 million in the third quarter of 2023, up $0.6 million, or 1%, linked-quarter.

The effective income tax rate for third quarter 2023 was 19.9%.

Capital

Common stockholders’ equity at September 30, 2023 totaled $3.5 billion, down $53.4 million, or 2%, from June 30, 2023. The tangible common equity (TCE) ratio was 7.34%, down 16 bps from June 30, 2023. The company’s CET1 ratio is estimated to be 12.04% at September 30, 2023, up 21 bps linked-quarter. The company’s share buyback authorization (allowing the repurchase of up to 4,297,000 shares of the company’s outstanding common stock), is set to expire on December 31, 2024. No shares were repurchased in the third quarter of 2023.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, October 17, 2023 to review third quarter 2023 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 888-210-2654 or 646-960-0278, access code 6914431.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 24, 2023 by dialing 800-770-2030 or 647-362-9199, access code 6914431.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the Company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” We use the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business.

We define Operating Pre-Provision Net Revenue as total revenue (te) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, as well as the impact of recent negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
NET INCOME
Net interest income	$269,234	$273,911	$280,307	$828,139	$754,502
Net interest income (TE) (a)	272,086	276,748	282,910	836,412	762,235
Provision for credit losses	28,498	7,633	1,402	42,151	(30,886)
Noninterest income	85,974	83,225	85,337	249,529	254,422
Noninterest expense	204,675	202,138	193,502	607,697	560,538
Income tax expense	24,297	29,571	35,351	85,821	98,970
Net income	$97,738	$117,794	$135,389	$341,999	$380,302
PERIOD-END BALANCE SHEET DATA
Loans	$23,983,679	$23,789,886	$22,585,585	$23,983,679	$22,585,585
Securities	7,916,101	8,195,679	8,333,191	7,916,101	8,333,191
Earning assets	32,733,591	32,715,630	31,213,449	32,733,591	31,213,449
Total assets	36,298,301	36,210,148	34,567,242	36,298,301	34,567,242
Noninterest-bearing deposits	11,626,371	12,171,817	14,290,817	11,626,371	14,290,817
Total deposits	30,320,337	30,043,501	28,951,274	30,320,337	28,951,274
Common stockholders' equity	3,501,003	3,554,476	3,180,439	3,501,003	3,180,439
AVERAGE BALANCE SHEET DATA
Loans	$23,830,724	$23,654,994	$22,138,709	$23,526,808	$21,643,149
Securities (b)	8,888,477	9,007,821	9,177,460	9,010,201	8,949,988
Earning assets	33,137,565	33,619,829	31,783,801	33,171,798	32,583,652
Total assets	35,626,927	36,205,396	34,377,773	35,665,505	35,247,985
Noninterest-bearing deposits	11,453,236	12,153,453	14,323,646	12,184,410	14,447,445
Total deposits	29,757,180	29,372,899	29,180,626	29,311,176	29,727,009
Common stockholders' equity	3,572,487	3,567,260	3,405,463	3,518,105	3,464,699
COMMON SHARE DATA
Earnings per share - diluted	$1.12	$1.35	$1.55	$3.92	$4.33
Cash dividends per share	0.30	0.30	0.27	0.90	0.81
Book value per share (period-end)	40.64	41.27	37.12	40.64	37.12
Tangible book value per share (period-end)	30.16	30.76	26.44	30.16	26.44
Weighted average number of shares - diluted	86,437	86,370	86,020	86,368	86,439
Period-end number of shares	86,148	86,123	85,686	86,148	85,686
Market data
High sales price	$45.15	$43.73	$52.65	$54.38	$59.82
Low sales price	35.34	31.02	41.62	31.02	41.62
Period-end closing price	36.99	38.38	45.81	36.99	45.81
Trading volume	34,506	38,854	24,976	112,391	81,474
PERFORMANCE RATIOS
Return on average assets	1.09%	1.30%	1.56%	1.28%	1.44%
Return on average common equity	10.85%	13.24%	15.77%	13.00%	14.68%
Return on average tangible common equity	14.53%	17.76%	21.58%	17.51%	19.98%
Tangible common equity ratio (c)	7.34%	7.50%	6.73%	7.34%	6.73%
Net interest margin (TE)	3.27%	3.30%	3.54%	3.37%	3.13%
Noninterest income as a percentage of total revenue (TE)	24.01%	23.21%	23.17%	22.98%	25.03%
Efficiency ratio (d)	56.38%	55.33%	51.62%	55.14%	54.08%
Average loan/deposit ratio	80.08%	80.53%	75.87%	80.27%	72.81%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.32%	1.36%	1.28%	1.36%
Allowance for credit losses as a percentage of period-end loans (e)	1.40%	1.45%	1.50%	1.40%	1.50%
Annualized net charge-offs to average loans	0.64%	0.06%	0.02%	0.27%	0.01%
Allowance for loan losses as a % of nonaccrual loans	507.68%	402.07%	769.00%	507.68%	769.00%
FTE headcount	3,681	3,705	3,607	3,681	3,607
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
NET INCOME
Net interest income	$269,234	$273,911	$284,994	$295,501	$280,307
Net interest income (TE) (a)	272,086	276,748	287,578	298,116	282,910
Provision for credit losses	28,498	7,633	6,020	2,487	1,402
Noninterest income	85,974	83,225	80,330	77,064	85,337
Noninterest expense	204,675	202,138	200,884	190,154	193,502
Income tax expense	24,297	29,571	31,953	36,137	35,351
Net income	$97,738	$117,794	$126,467	$143,787	$135,389
PERIOD-END BALANCE SHEET DATA
Loans	$23,983,679	$23,789,886	$23,404,523	$23,114,046	$22,585,585
Securities	7,916,101	8,195,679	8,390,684	8,408,536	8,333,191
Earning assets	32,733,591	32,715,630	34,106,792	31,873,027	31,213,449
Total assets	36,298,301	36,210,148	37,547,083	35,183,825	34,567,242
Noninterest-bearing deposits	11,626,371	12,171,817	12,860,027	13,645,113	14,290,817
Total deposits	30,320,337	30,043,501	29,613,070	29,070,349	28,951,274
Common stockholders' equity	3,501,003	3,554,476	3,531,232	3,342,628	3,180,439
AVERAGE BALANCE SHEET DATA
Loans	$23,830,724	$23,654,994	$23,086,529	$22,723,248	$22,138,709
Securities (b)	8,888,477	9,007,821	9,137,034	9,200,511	9,177,460
Earning assets	33,137,565	33,619,829	32,753,781	32,244,681	31,783,801
Total assets	35,626,927	36,205,396	35,159,050	34,498,915	34,377,773
Noninterest-bearing deposits	11,453,236	12,153,453	12,963,133	13,854,625	14,323,646
Total deposits	29,757,180	29,372,899	28,792,851	28,816,338	29,180,626
Common stockholders' equity	3,572,487	3,567,260	3,412,813	3,228,667	3,405,463
COMMON SHARE DATA
Earnings per share - diluted	$1.12	$1.35	$1.45	$1.65	$1.55
Cash dividends per share	0.30	0.30	0.30	0.27	0.27
Book value per share (period-end)	40.64	41.27	41.03	38.89	37.12
Tangible book value per share (period-end)	30.16	30.76	30.47	28.29	26.44
Weighted average number of shares - diluted	86,437	86,370	86,282	86,249	86,020
Period-end number of shares	86,148	86,123	86,066	85,941	85,686
Market data
High sales price	$45.15	$43.73	$54.38	$57.00	$52.65
Low sales price	35.34	31.02	34.42	45.64	41.62
Period-end closing price	36.99	38.38	36.40	48.39	45.81
Trading volume	34,506	38,854	39,030	29,996	24,976
PERFORMANCE RATIOS
Return on average assets	1.09%	1.30%	1.46%	1.65%	1.56%
Return on average common equity	10.85%	13.24%	15.03%	17.67%	15.77%
Return on average tangible common equity	14.53%	17.76%	20.49%	24.64%	21.58%
Tangible common equity ratio (c)	7.34%	7.50%	7.16%	7.09%	6.73%
Net interest margin (TE)	3.27%	3.30%	3.55%	3.68%	3.54%
Noninterest income as a percentage of total revenue (TE)	24.01%	23.21%	21.83%	20.54%	23.17%
Efficiency ratio (d)	56.38%	55.33%	53.76%	49.81%	51.62%
Average loan/deposit ratio	80.08%	80.53%	80.18%	78.86%	75.87%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.32%	1.32%	1.33%	1.36%
Allowance for credit losses as a percentage of period-end loans (e)	1.40%	1.45%	1.46%	1.48%	1.50%
Annualized net charge-offs to average loans	0.64%	0.06%	0.10%	0.02%	0.02%
Allowance for loan losses as a % of nonaccrual loans	507.68%	402.07%	569.31%	789.38%	769.00%
FTE headcount	3,681	3,705	3,679	3,627	3,607
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
NET INCOME
Interest income	$415,827	$405,273	$299,737	$1,193,703	$791,387
Interest income (TE) (f)	418,679	408,110	302,340	1,201,976	799,120
Interest expense	146,593	131,362	19,430	365,564	36,885
Net interest income (TE)	272,086	276,748	282,910	836,412	762,235
Provision for credit losses	28,498	7,633	1,402	42,151	(30,886)
Noninterest income	85,974	83,225	85,337	249,529	254,422
Noninterest expense	204,675	202,138	193,502	607,697	560,538
Income before income taxes	122,035	147,365	170,740	427,820	479,272
Income tax expense	24,297	29,571	35,351	85,821	98,970
Net income	$97,738	$117,794	$135,389	$341,999	$380,302
NONINTEREST INCOME
Service charges on deposit accounts	$22,264	$21,491	$23,272	$64,377	$65,441
Trust fees	16,593	17,393	16,048	50,720	48,636
Bank card and ATM fees	20,555	20,982	21,412	62,258	63,678
Investment and annuity fees and insurance commissions	8,520	8,241	6,492	25,628	21,920
Secondary mortgage market operations	2,609	2,299	3,284	7,076	10,020
Other income	15,433	12,819	14,829	39,470	44,727
Total noninterest income	$85,974	$83,225	$85,337	$249,529	$254,422
NONINTEREST EXPENSE
Personnel expense	$116,266	$114,864	$118,922	$346,453	$341,488
Net occupancy and equipment expense	18,210	17,750	16,938	52,902	50,413
Other real estate and foreclosed assets (income) expense, net	(26)	(282)	(1,782)	(153)	(3,634)
Other expense	67,412	66,849	55,996	199,611	161,509
Amortization of intangibles	2,813	2,957	3,428	8,884	10,762
Total noninterest expense	$204,675	$202,138	$193,502	$607,697	$560,538
COMMON SHARE DATA
Earnings per share:
Basic	$1.12	$1.35	$1.56	$3.93	$4.35
Diluted	1.12	1.35	1.55	3.92	4.33

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
NET INCOME
Interest income	$415,827	$405,273	$372,603	$345,676	$299,737
Interest income (TE) (f)	418,679	408,110	375,187	348,291	302,340
Interest expense	146,593	131,362	87,609	50,175	19,430
Net interest income (TE)	272,086	276,748	287,578	298,116	282,910
Provision for credit losses	28,498	7,633	6,020	2,487	1,402
Noninterest income	85,974	83,225	80,330	77,064	85,337
Noninterest expense	204,675	202,138	200,884	190,154	193,502
Income before income taxes	122,035	147,365	158,420	179,924	170,740
Income tax expense	24,297	29,571	31,953	36,137	35,351
Net income	$97,738	$117,794	$126,467	$143,787	$135,389
NONINTEREST INCOME
Service charges on deposit accounts	$22,264	$21,491	$20,622	$22,222	$23,272
Trust fees	16,593	17,393	16,734	16,496	16,048
Bank card and ATM fees	20,555	20,982	20,721	20,913	21,412
Investment and annuity fees and insurance commissions	8,520	8,241	8,867	6,832	6,492
Secondary mortgage market operations	2,609	2,299	2,168	1,504	3,284
Other income	15,433	12,819	11,218	9,097	14,829
Total noninterest income	$85,974	$83,225	$80,330	$77,064	$85,337
NONINTEREST EXPENSE
Personnel expense	$116,266	$114,864	$115,323	$119,147	$118,922
Net occupancy and equipment expense	18,210	17,750	16,942	16,927	16,938
Other real estate and foreclosed assets (income) expense, net	(26)	(282)	155	(773)	(1,782)
Other expense	67,412	66,849	65,350	51,582	55,996
Amortization of intangibles	2,813	2,957	3,114	3,271	3,428
Total noninterest expense	$204,675	$202,138	$200,884	$190,154	$193,502
COMMON SHARE DATA
Earnings per share:
Basic	$1.12	$1.35	$1.45	$1.65	$1.56
Diluted	1.12	1.35	1.45	1.65	1.55

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
ASSETS
Commercial non-real estate loans	$10,075,585	$10,113,932	$10,013,482	$10,146,453	$9,905,427
Commercial real estate - owner occupied loans	3,081,327	3,058,829	3,050,748	3,033,058	3,033,133
Total commercial and industrial loans	13,156,912	13,172,761	13,064,230	13,179,511	12,938,560
Commercial real estate - income producing loans	4,027,553	3,762,428	3,758,455	3,560,991	3,686,540
Construction and land development loans	1,614,846	1,768,252	1,726,916	1,703,592	1,541,257
Residential mortgage loans	3,721,106	3,581,514	3,329,793	3,092,605	2,843,723
Consumer loans	1,463,262	1,504,931	1,525,129	1,577,347	1,575,505
Total loans	23,983,679	23,789,886	23,404,523	23,114,046	22,585,585
Loans held for sale	15,862	55,902	23,436	26,385	33,008
Securities	7,916,101	8,195,679	8,390,684	8,408,536	8,333,191
Short-term investments	817,949	674,163	2,288,149	324,060	261,665
Earning assets	32,733,591	32,715,630	34,106,792	31,873,027	31,213,449
Allowance for loan losses	(306,291)	(314,496)	(309,385)	(307,789)	(306,116)
Goodwill and other intangible assets	902,762	905,575	908,533	911,646	914,917
Other assets	2,968,239	2,903,439	2,841,143	2,706,941	2,744,992
Total assets	$36,298,301	$36,210,148	$37,547,083	$35,183,825	$34,567,242
LIABILITIES
Noninterest-bearing deposits	$11,626,371	$12,171,817	$12,860,027	$13,645,113	$14,290,817
Interest-bearing transaction and savings deposits	10,668,241	10,438,820	10,660,420	10,726,686	10,902,399
Interest-bearing public fund deposits	2,853,236	2,925,432	3,086,209	3,244,225	2,796,363
Time deposits	5,172,489	4,507,432	3,006,414	1,454,325	961,695
Total interest-bearing deposits	18,693,966	17,871,684	16,753,043	15,425,236	14,660,457
Total deposits	30,320,337	30,043,501	29,613,070	29,070,349	28,951,274
Short-term borrowings	1,425,928	1,629,538	3,519,497	1,871,271	1,542,981
Long-term debt	236,279	236,241	242,115	242,077	236,410
Other liabilities	814,754	746,392	641,169	657,500	656,138
Total liabilities	32,797,298	32,655,672	34,015,851	31,841,197	31,386,803
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,044,611	2,037,258	2,030,136	2,026,397	2,024,960
Retained earnings	2,351,386	2,280,004	2,188,561	2,088,413	1,968,260
Accumulated other comprehensive (loss)	(894,994)	(762,786)	(687,465)	(772,182)	(812,781)
Total common stockholders' equity	3,501,003	3,554,476	3,531,232	3,342,628	3,180,439
Total liabilities & stockholders' equity	$36,298,301	$36,210,148	$37,547,083	$35,183,825	$34,567,242
CAPITAL RATIOS
Tangible common equity	$2,598,241	$2,648,901	$2,622,699	$2,430,982	$2,265,522
Tier 1 capital (g)	3,552,613	3,471,066	3,369,351	3,279,419	3,154,419
Common equity as a percentage of total assets	9.65%	9.82%	9.40%	9.50%	9.20%
Tangible common equity ratio	7.34%	7.50%	7.16%	7.09%	6.73%
Leverage (Tier 1) ratio (g)	10.01%	9.64%	9.63%	9.53%	9.27%
Common equity tier 1 (CET1) ratio (g)	12.04%	11.83%	11.60%	11.41%	11.10%
Tier 1 risk-based capital ratio (g)	12.04%	11.83%	11.60%	11.41%	11.10%
Total risk-based capital ratio (g)	13.62%	13.44%	13.21%	12.97%	12.67%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
ASSETS
Commercial non-real estate loans	$10,057,941	$9,955,499	$9,738,424	$9,984,957	$9,652,463
Commercial real estate - owner occupied loans	3,060,659	3,099,326	2,993,477	3,068,259	2,925,881
Total commercial and industrial loans	13,118,600	13,054,825	12,731,901	13,053,216	12,578,344
Commercial real estate - income producing loans	3,822,711	3,860,409	3,634,667	3,756,906	3,579,735
Construction and land development loans	1,737,658	1,755,580	1,489,369	1,748,508	1,357,047
Residential mortgage loans	3,669,922	3,469,030	2,713,383	3,452,799	2,564,111
Consumer loans	1,481,833	1,515,150	1,569,389	1,515,379	1,563,912
Total loans	23,830,724	23,654,994	22,138,709	23,526,808	21,643,149
Loans held for sale	43,390	25,152	35,217	30,563	49,089
Securities (h)	8,888,477	9,007,821	9,177,460	9,010,201	8,949,988
Short-term investments	374,974	931,862	432,415	604,226	1,941,426
Earning assets	33,137,565	33,619,829	31,783,801	33,171,798	32,583,652
Allowance for loan losses	(315,371)	(311,328)	(308,407)	(312,081)	(320,771)
Goodwill and other intangible assets	904,127	907,004	916,582	907,037	920,112
Other assets	1,900,606	1,989,891	1,985,797	1,898,751	2,064,992
Total assets	$35,626,927	$36,205,396	$34,377,773	$35,665,505	$35,247,985
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$11,453,236	$12,153,453	$14,323,646	$12,184,410	$14,447,445
Interest-bearing transaction and savings deposits	10,583,224	10,478,436	11,164,395	10,570,452	11,332,638
Interest-bearing public fund deposits	2,851,965	2,981,701	2,738,196	2,996,975	2,931,393
Time deposits	4,868,755	3,759,309	954,389	3,559,339	1,015,533
Total interest-bearing deposits	18,303,944	17,219,446	14,856,980	17,126,766	15,279,564
Total deposits	29,757,180	29,372,899	29,180,626	29,311,176	29,727,009
Short-term borrowings	1,311,049	2,386,589	950,570	1,929,204	1,285,511
Long-term debt	236,260	242,004	238,372	240,099	240,161
Other liabilities	749,951	636,644	602,742	666,921	530,605
Common stockholders' equity	3,572,487	3,567,260	3,405,463	3,518,105	3,464,699
Total liabilities & stockholders' equity	$35,626,927	$36,205,396	$34,377,773	$35,665,505	$35,247,985

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	9/30/2023			6/30/2023			9/30/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,679.0	$294.1	6.25%	$18,670.8	$280.9	6.03%	$17,855.9	$203.0	4.51%
Residential mortgage loans	3,669.9	33.7	3.67%	3,469.0	31.4	3.62%	2,713.4	22.7	3.34%
Consumer loans	1,481.8	32.2	8.61%	1,515.2	30.7	8.14%	1,569.4	23.2	5.87%
Loan fees & late charges	—	0.3	0.00%	—	0.0	0.00%	—	1.3	0.00%
Total loans (TE) (j) (k)	23,830.7	360.3	6.01%	23,655.0	343.0	5.81%	22,138.7	250.2	4.49%
Loans held for sale	43.4	0.8	7.30%	25.1	0.4	5.83%	35.2	0.4	4.48%
US Treasury and government agency securities	535.3	3.4	2.52%	537.4	3.4	2.50%	420.3	2.0	1.94%
CMOs and mortgage backed securities	7,450.5	42.7	2.29%	7,552.0	43.2	2.29%	7,822.4	40.9	2.09%
Municipals (TE)	879.2	6.5	2.98%	894.9	6.7	3.00%	911.5	6.8	2.97%
Other securities	23.5	0.2	3.51%	23.5	0.2	3.51%	23.3	0.2	3.54%
Total securities (TE) (l)	8,888.5	52.8	2.37%	9,007.8	53.5	2.38%	9,177.5	49.9	2.17%
Total short-term investments	375.0	4.8	5.08%	931.9	11.2	4.83%	432.4	1.8	1.69%
Average earning assets yield (TE)	$33,137.6	$418.7	5.02%	$33,619.8	$408.1	4.87%	$31,783.8	$302.3	3.78%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,583.2	$51.4	1.93%	$10,478.4	$41.3	1.58%	$11,164.4	$4.3	0.15%
Time deposits	4,868.7	53.8	4.38%	3,759.3	36.9	3.93%	954.4	0.4	0.18%
Public funds	2,852.0	25.6	3.57%	2,981.7	24.3	3.27%	2,738.2	8.9	1.28%
Total interest-bearing deposits	18,303.9	130.8	2.84%	17,219.4	102.5	2.39%	14,857.0	13.6	0.36%
Short-term borrowings	1,311.0	12.7	3.85%	2,386.6	25.8	4.32%	950.6	2.7	1.15%
Long-term debt	236.3	3.1	5.19%	242.0	3.1	5.11%	238.4	3.1	5.20%
Total borrowings	1,547.3	15.8	4.06%	2,628.6	28.9	4.40%	1,189.0	5.8	1.96%
Total interest-bearing liabilities cost	19,851.2	146.6	2.93%	19,848.0	131.4	2.65%	16,046.0	19.4	0.48%
Net interest-free funding sources	13,286.4			13,771.8			15,737.8
Total cost of funds	33,137.6	146.6	1.76%	33,619.8	131.4	1.57%	31,783.8	19.4	0.24%
Net Interest Spread (TE)		$272.1	2.09%		$276.7	2.21%		$282.9	3.30%
Net Interest Margin (TE)	$33,137.6	$272.1	3.27%	$33,619.8	$276.7	3.30%	$31,783.8	$282.9	3.54%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.6 million, $0.7 million and $1.2 million for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2023			9/30/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,558.6	$834.2	6.01%	$17,515.1	$519.3	3.96%
Residential mortgage loans	3,452.8	93.1	3.60%	2,564.1	64.8	3.37%
Consumer loans	1,515.4	92.1	8.12%	1,563.9	61.2	5.23%
Loan fees & late charges	—	(0.1)	0.00%	—	7.6	0.00%
Total loans (TE) (j) (k)	23,526.8	1,019.3	5.79%	21,643.1	652.9	4.03%
Loans held for sale	30.6	1.4	6.38%	49.1	1.5	4.17%
US Treasury and government agency securities	538.0	10.1	2.50%	402.0	5.4	1.79%
CMOs and mortgage backed securities	7,556.0	129.2	2.28%	7,612.7	111.7	1.96%
Municipals (TE)	892.7	20.0	2.98%	913.5	20.2	2.96%
Other securities	23.5	0.6	3.51%	21.8	0.5	3.40%
Total securities (TE) (l)	9,010.2	159.9	2.37%	8,950.0	137.8	2.05%
Total short-term investments	604.2	21.4	4.73%	1,941.4	6.9	0.47%
Average earning assets yield (TE)	$33,171.8	$1,202.0	4.84%	$32,583.6	$799.1	3.28%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,570.5	$120.0	1.52%	$11,332.6	$6.7	0.08%
Time deposits	3,559.3	104.1	3.91%	1,015.5	1.5	0.19%
Public funds	2,997.0	73.7	3.29%	2,931.4	14.2	0.65%
Total interest-bearing deposits	17,126.8	297.8	2.32%	15,279.5	22.4	0.20%
Short-term borrowings	1,929.2	58.5	4.06%	1,285.5	5.1	0.53%
Long-term debt	240.1	9.3	5.14%	240.2	9.4	5.19%
Total borrowings	2,169.3	67.8	4.18%	1,525.7	14.5	1.27%
Total interest-bearing liabilities cost	19,296.1	365.6	2.53%	16,805.2	36.9	0.29%
Net interest-free funding sources	13,875.7			15,778.4
Total cost of funds	33,171.8	365.6	1.47%	32,583.6	36.9	0.15%
Net Interest Spread (TE)		$836.4	2.31%		$762.2	2.99%
Net Interest Margin (TE)	$33,171.8	$836.4	3.37%	$32,583.6	$762.2	3.13%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $2.1 million and $3.9 million for the nine months ended September 30, 2023 and 2022, respectively.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Nonaccrual loans (m)	$60,331	$78,220	$39,807	$60,331	$39,807
ORE and foreclosed assets	4,527	2,174	2,085	4,527	2,085
Total nonaccrual loans + ORE and foreclosed assets	$64,858	$80,394	$41,892	$64,858	$41,892
Nonaccrual loans as a percentage of loans	0.25%	0.33%	0.18%	0.25%	0.18%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.27%	0.34%	0.19%	0.27%	0.19%
Accruing loans 90 days past due	$24,170	$7,552	$2,600	$24,170	$2,600
Accruing loans 90 days past due as a percentage of loans	0.10%	0.03%	0.01%	0.10%	0.01%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$28,849	$1,010		$28,849
Modified loans - still accruing as a % of loans	0.12%	0.00%		0.12%
Restructured loans - still accruing			$1,925		$1,925
Restructured loans - still accruing as a % of loans			0.01%		0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$314,496	$309,385	$308,175	$307,789	$342,065
Provision for loan losses	30,045	8,487	(763)	45,847	(35,020)
Charge-offs	(41,234)	(6,616)	(6,587)	(55,822)	(17,947)
Recoveries	2,984	3,240	5,291	8,477	17,018
Net charge-offs	(38,250)	(3,376)	(1,296)	(47,345)	(929)
Ending Balance	$306,291	$314,496	$306,116	$306,291	$306,116
Reserve for Unfunded Lending Commitments:
Beginning balance	$31,160	$32,014	$31,303	$33,309	$29,334
Provision for losses on unfunded lending commitments	(1,547)	(854)	2,165	(3,696)	4,134
Ending balance	$29,613	$31,160	$33,468	$29,613	$33,468
Total Allowance for Credit Losses	$335,904	$345,656	$339,584	$335,904	$339,584
Total Provision for Credit Losses	$28,498	$7,633	$1,402	$42,151	$(30,886)
Allowance for loan losses as a percentage of period-end loans	1.28%	1.32%	1.36%	1.28%	1.36%
Allowance for credit losses as a percentage of period-end loans	1.40%	1.45%	1.50%	1.40%	1.50%
Allowance for loan losses as a % of nonaccrual loans	507.68%	402.07%	769.00%	507.68%	769.00%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$35,506	$1,233	$(270)	$40,094	$(2,695)
Residential mortgage loans	(383)	(291)	(894)	(835)	(1,361)
Consumer loans	3,127	2,434	2,460	8,086	4,985
Total net charge-offs	$38,250	$3,376	$1,296	$47,345	$929
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.75%	0.03%	(0.01)%	0.29%	(0.02)%
Residential mortgage loans	(0.04)%	(0.03)%	(0.13)%	(0.03)%	(0.07)%
Consumer loans	0.84%	0.64%	0.62%	0.71%	0.43%
Total net charge-offs as a percentage of average loans	0.64%	0.06%	0.02%	0.27%	0.01%

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling less than $0.1 million at September 30, 2023 and $1.6 million at June 30, 2023, and troubled debt restructured loans totaling $2.8 million at September 30, 2022. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the June 30, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at September 30, 2023 and June 30, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the June 30, 2023 Report on Form 10Q for a discussion of this standard. Periods presented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Nonaccrual loans (m)	$60,331	$78,220	$54,344	$38,991	$39,807
ORE and foreclosed assets	4,527	2,174	1,976	2,017	2,085
Total nonaccrual loans + ORE and foreclosed assets	$64,858	$80,394	$56,320	$41,008	$41,892
Nonaccrual loans as a percentage of loans	0.25%	0.33%	0.23%	0.17%	0.18%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.27%	0.34%	0.24%	0.18%	0.19%
Accruing loans 90 days past due	$24,170	$7,552	$13,155	$4,585	$2,600
Accruing loans 90 days past due as a percentage of loans	0.10%	0.03%	0.06%	0.02%	0.01%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$28,849	$1,010	$10
Modified loans - still accruing as a % of loans	0.12%	0.00%	0.00%
Restructured loans - still accruing				$1,907	$1,925
Restructured loans - still accruing as a % of loans				0.01%	0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$306,291	$314,496	$309,385	$307,789	$306,116
Reserve for unfunded lending commitments	29,613	31,160	32,014	33,309	33,468
Total allowance for credit losses	$335,904	$345,656	$341,399	$341,098	$339,584
Total provision for credit losses	$28,498	$7,633	$6,020	$2,487	$1,402
Allowance for loan losses as a percentage of period-end loans	1.28%	1.32%	1.32%	1.33%	1.36%
Allowance for credit losses as a percentage of period-end loans	1.40%	1.45%	1.46%	1.48%	1.50%
Allowance for loan losses as a % of nonaccrual loans	507.68%	402.07%	569.31%	789.38%	769.00%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$35,506	$1,233	$3,355	$(1,201)	$(270)
Residential mortgage loans	(383)	(291)	(161)	(251)	(894)
Consumer loans	3,127	2,434	2,525	2,425	2,460
Total net charge-offs	$38,250	$3,376	$5,719	$973	$1,296
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.75%	0.03%	0.07%	(0.03)%	(0.01)%
Residential mortgage loans	(0.04)%	(0.03)%	(0.02)%	(0.03)%	(0.13)%
Consumer loans	0.84%	0.64%	0.66%	0.61%	0.62%
Total net charge-offs as a percentage of average loans:	0.64%	0.06%	0.10%	0.02%	0.02%
AVERAGE LOANS
Commercial & real estate loans	$18,678,969	$18,670,814	$18,322,189	$18,178,496	$17,855,937
Residential mortgage loans	3,669,922	3,469,030	3,214,439	2,968,876	2,713,383
Consumer loans	1,481,833	1,515,150	1,549,901	1,575,876	1,569,389
Total average loans	$23,830,724	$23,654,994	$23,086,529	$22,723,248	$22,138,709

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling less than $0.1 million at September 30, 2023, $1.6 million at June 30, 2023 and March 31, 2023 and troubled debt restructured loans totaling $2.6 million and $2.8 million at December 31, 2022 and September 30, 2022, respectively. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the June 30, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at September 30, 2023, June 30, 2023 and March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the June 30, 2023 Report on Form 10-Q for a discussion of this standard. Periods persented prior to that date reflect the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Nine Months Ended
(in thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net interest income	$269,234	$273,911	$284,994	$295,501	$280,307	$828,139	$754,502
Noninterest income	85,974	83,225	80,330	77,064	85,337	249,529	254,422
Total revenue	355,208	357,136	365,324	372,565	365,644	1,077,668	1,008,924
Taxable equivalent adjustment (o)	2,852	2,837	2,584	2,615	2,603	8,273	7,733
Nonoperating revenue	—	—	—	—	—	—	—
Operating revenue (TE)	358,060	359,973	367,908	375,180	368,247	1,085,941	1,016,657
Noninterest expense	(204,675)	(202,138)	(200,884)	(190,154)	(193,502)	(607,697)	(560,538)
Nonoperating expense	—	—	—	—	—	—	—
Operating pre-provision net revenue (TE)	$153,385	$157,835	$167,024	$185,026	$174,745	$478,244	$456,119

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.